                                                                                                          EXHIBIT 12


                                                             MERRILL LYNCH PREFERRED CAPITAL TRUST I
                                                              MERRILL LYNCH PREFERRED FUNDING I, L.P.
                                                               COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                    (dollars in thousands)


                                             FOR THE THREE MONTHS ENDED               FOR THE THREE MONTHS ENDED
                                                 SEPTEMBER 27, 2002                        SEPTEMBER 28, 2001
                                         ----------------------------------       ----------------------------------
                                          MERRILL LYNCH      MERRILL LYNCH         MERRILL LYNCH      MERRILL LYNCH
                                            PREFERRED          PREFERRED             PREFERRED          PREFERRED
                                         CAPITAL TRUST I    FUNDING I, L.P.       CAPITAL TRUST I    FUNDING I, L.P.
                                         ---------------    ---------------       ---------------    ---------------
Earnings                                    $  5,493           $  6,411              $  5,493           $  6,432
                                            ========           ========              ========           ========


Fixed charges                               $      -           $      -              $      -           $     -

Preferred securities distribution
  requirements                                 5,328              5,493                 5,328              5,493
                                            --------           --------              --------           --------

Total combined fixed charges and
  preferred securities distributions        $  5,328           $  5,493              $  5,328           $  5,493
                                            ========           ========              ========           ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                      1.03               1.17                  1.03               1.17



                                             FOR THE NINE MONTHS ENDED                FOR THE NINE MONTHS ENDED
                                                 SEPTEMBER 27, 2002                       SEPTEMBER 28, 2001
                                         ----------------------------------       ----------------------------------
                                          MERRILL LYNCH      MERRILL LYNCH         MERRILL LYNCH      MERRILL LYNCH
                                            PREFERRED          PREFERRED             PREFERRED          PREFERRED
                                         CAPITAL TRUST I    FUNDING I, L.P.       CAPITAL TRUST I    FUNDING I, L.P.
                                         ---------------    ---------------       ---------------    ---------------

Earnings                                    $ 16,479           $ 19,246              $ 16,479           $ 19,314
                                            ========           ========              ========           ========



Fixed charges                               $      -           $      -              $      -           $     -

Preferred securities distribution
  requirements                                15,984             16,479                15,984             16,479
                                            --------           --------              --------           --------

Total combined fixed charges and
  preferred securities distributions        $ 15,984           $ 16,479              $ 15,984           $ 16,479
                                            ========           ========              ========           ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                      1.03               1.17                  1.03               1.17



